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                                                                      Exhibit 32



THE FOLLOWING STATEMENT IS BEING MADE TO THE SECURITIES AND EXCHANGE COMMISSION SOLELY FOR THE PURPOSES OF SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350), WHICH CARRIES WITH IT CERTAIN CRIMINAL PENALTIES IN THE EVENT OF A KNOWING OR WILLFUL MISREPRESENTATION.


Securities and Exchange Commission
450 Fifth Street NW
Washington, DC  20549

      Re: Perrigo Company

Ladies and Gentlemen:

      In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC 1350), each of the undersigned hereby certifies that:

      (i) this Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

      (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Perrigo Company.

Dated as of this 1st day of February, 2007.


/s/ Joseph C. Papa                             /s/ Judy L. Brown
---------------------------                    --------------------------------
Joseph C. Papa                                 Judy L. Brown
President and                                  Executive Vice President and
Chief Executive Officer                        Chief Financial Officer